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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement (Form S-8), pertaining to the Brightpoint, Inc. 2004 Long-Term Incentive Plan, of our report dated January 23, 2004, except for Note 18, as to which date is February 19, 2004, with respect to the consolidated financial statements and schedule of Brightpoint, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


Indianapolis, Indiana
September 2, 2004


                                               /s/ ERNST & YOUNG LLP